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                    SETTELEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Agreement") is made and entered into as of August 1, 1997, by and between KENETECH CORPORATION (the "Company"), a Delaware corporation, and NICHOLAS H. POLITAN (the "Employee"), an individual employed by the Company.

                                    RECITALS

A. The Company and the Employee are parties to an Employment Agreement dated April 12, 1996 (the "Employment Agreement").

B.   The  Employee  and  the  Company  have  certain  disputes   concerning  the
     Employment Agreement.

C. The Employee and the Company desire to terminate the Employment Agreement and to compromise, settle and release fully and finally all outstanding matters relating to the Employment Agreement.

D.   Subject  to  the  terms  and  conditions  of  this  Agreement,   upon  such
     termination of the Employment Agreement, the Employee shall be employed by the Company as an at-will employee.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the Company and the Employee agree as follows:

1. Terms of Settlement.

     (a) In consideration of the agreements by the Employee provided herein, including, without limitation, the releases by the Employee in Section 2 below, the Company agrees as follows:

          (i) In full satisfaction of any claims by the Employee in connection with his employment or the termination of the Employment
               Agreement (but subject to Sections 6(e), (f) and (g) below), including, but not limited to, any claims for compensation, bonuses, severance payments or benefits, change in control benefits, out-placement services or any other payments under the Employment Agreement, the Company shall pay to the Employee a lump sum amount equal to $175,000.00, less all applicable deductions, within five (5) business days following the execution of this Agreement.

          (ii) Upon termination of the Employment Agreement, the Employee shall be employed as an at-will employee of the Company as its Chief Financial Officer and a Vice President on the same terms and conditions as other at-will employees of the Company, including the right to participate in all employee benefit plans of the Company available to other at-will employees of the Company.

          (iii)The Company shall deduct and withhold, from the compensation payable to the Employee under this Agreement, any and all Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under any applicable statute or regulation.

     (b) The Employee agrees that nothing in this Agreement shall confer upon the Employee any right to continue as an employee of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any direct or indirect subsidiary employing the Employee), which rights are expressly reserved by the Company, to terminate the Employee's employment at any time for any reason whatsoever, with or without cause.

2. Mutual Releases.

     (a) Release By The Employee. Except as to any claims arising out of rights provided under this Agreement, in consideration of the agreements set forth herein and upon indefeasible payment in full of all amounts payable to Employee under Section 1 of this Agreement, the Employee hereby irrevocably and unconditionally releases, acquits and forever discharges for himself and his heirs, executors, administrators, agents, successors and assigns, the Company and any related entity and their stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, and subsidiaries, and all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), or

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          any of them, from any and all charges, complaints,  claims, assertions
          of   claims,   liabilities,    obligations,    promises,   agreements,
          controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising directly or indirectly out of the Employment Agreement, which the Employee or his heirs, executors, administrators, agents, successors or assigns, now has, or ever claimed to have, or could claim against each or any of the
          Company  Releasees,   including,   without  limitation,   any  of  the
          following: claims in equity or law for wrongful discharge, and personal injury claims, claims under federal, state or local laws prohibiting discrimination on account of age, national origin, race, sex, disability, religion and other protected classifications, or claims under the Civil Rights Acts of 1866 and 1871, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Americans with Disabilities Act of 1990, the Family Medical and Leave Act, the California Fair Employment and Housing Act or any comparable law of any other State.

     (b) Release By The Company. Except as to any claims arising out of rights provided under this Agreement, in consideration for the agreements set forth herein, the Company hereby irrevocably and unconditionally releases, acquits and forever discharges for itself and its agents, successors and assigns, the Employee and his successors and assigns (collectively, the "Employee Releasees"), or any of them, from any and all charges, complaints, claims, assertions of claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, arising directly or indirectly out of any interactions between the Company and the Employee Releasees, arising out of the Employment Agreement, which the Company now has, or ever claimed to have, or could claim against each or any of the Employee Releasees.

3. Waiver of Unknown Claims. The Employee acknowledges that he is aware that he may hereafter discover claims or facts different from or in addition to those he now knows or believes to be true with respect to the matters herein released, and except as to any claims arising out of the rights provided under this Agreement, he agrees that the releases set forth above shall be and remain in effect in all respects a complete general release as to the matters released and all claims relative thereto which may exist or may heretofore have existed, notwithstanding any such different or additional facts. The Employee acknowledges that he has considered the possibility that he may not fully know the number or magnitude of all of the claims which he has or may have against the Company and the Company Releasees and, except as set forth in this Agreement, intends to assume the risk that he is releasing unknown claims. The Employee acknowledges that he has been informed of Section 1542 of the Civil Code of the State of California and, except as set forth in this Agreement, he does hereby expressly waive and relinquish all rights and benefits which he has or may have under such Section, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The Employee understands and acknowledges the significance and consequences of such specific waiver of Section 1542 and hereby assumes full responsibility for any injuries, damages or losses that he may incur as the result of such waiver.

4. Indemnification and Insurance. To the extent permitted by applicable law, the Company agrees that all rights to indemnification from the Company existing under the law and under the Company's certificate of incorporation and by-laws as of the date hereof, in favor of the Employee as an officer, employee, or agent of the Company shall survive this Agreement and shall continue in full force and effect with respect to any liability for any acts or omissions by the Employee during the period of his employment by the Company. The Company further agrees that, for so long as it maintains directors' and officers' liability insurance that covers any employees of the Company, it shall include the Employee among the insured employees; provided, however, that this Agreement shall not be construed or implied as an obligation to continue to maintain directors' and officers' liability insurance for active or former employees for any period of time.
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5.   Non-disclosure    Agreements.    The   Employee   acknowledges   that   any
     confidentiality,   proprietary   or  ownership   rights  or   nondisclosure
     agreement(s) in favor of the Company or the Company Releasees which he may have entered into in connection with his employment (the "Nondisclosure Agreement(s)") by the Company, are understood to survive, and do survive, the termination of his Employment Agreement, and accordingly nothing in this Agreement shall be construed as terminating, limiting or otherwise affecting any such Nondisclosure Agreement(s) or the Employee's obligations thereunder.

6. General Provisions.

     (a) The Employee represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation, inducement agreement or statement not set forth herein made by any of the Company Releasees or by any of the Company Releasees' agents, representatives or attorneys with regard to the subject matter of this Agreement.

     (b) The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.

     (c) The Company and the Employee mutually agree that neither may assign this Agreement, or any rights or obligations under this Agreement, to any person or entity without the express prior written approval of the other.

     (d) This Agreement sets forth the entire agreement between the Company and the Employee and supersedes any and all prior agreements or understandings between the Company and the Employee pertaining to the subject matter hereof. The Employment Agreement shall be null and void upon execution of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors in interest and assigns of each party except as otherwise provided herein.

     (e) With respect to the Asset Sale Compensation Agreement between the Employee and KENETECH Windpower, Inc. ("KWI"), now debtor in possession, dated as of May 20, 1996, as it may be amended from time to time, the parties hereto agree that nothing herein shall be deemed to alter or amend such agreement insofar as KWI's obligations to the Employee are concerned.

     (f) Nothing herein shall amend or alter any Incentive Stock Option Agreement between the Employee and the Company or the Grant of Stock Option between the Employee and the Company dated as of April 12, 1996, or any grant of stock options thereunder.

     (g) Notwithstanding anything to the contrary in this Agreement, the Employment Agreement and all payments due thereunder shall be reinstated, and the release by the Employee hereunder shall be null and void, if at any time payment, or any part thereof, of any amount under this Agreement is rescinded or must otherwise be restored or returned by the Employee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Company, all as though such payment hereunder had not been made.

     (h) The effect, intent and construction of this Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first set forth above.


KENETECH CORPORATION


By_________________________                     ___________________________
Name:  Mark D. Lerdal                           NICHOLAS H. POLITAN
Title: President and Chief Executive Officer